UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2011
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     (b) Vincent D. Foster informed the Board of Directors on November 3, 2011 that he will be retiring as director of the Company effective November 11, 2011 to pursue other personal and professional interests. Mr. Foster has been a director of the Company for twelve years and was currently serving as the chairman of the Audit Committee and a member of the Compensation Committee. His term expires on the 2013 annual meeting of shareholders. Mr. Fosters’s decision to retire was not due to a disagreement with the Company.
ITEM 8.01. OTHER EVENTS
     On November 4, the Company issued a News Release announcing, among other things, that the director, Vincent D. Foster has informed the Company that that he be retiring from the Board of Directors effective November 11, 2011. A copy of the News Release is attached to this Form 8-K as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:
99.1	Press Release dated November 4, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: November 4, 2011	By:	/s/ Terry E. Sanford Terry E. Sanford
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press release dated November 4, 2011.